BRF S.A.

Companhia Aberta de Capital Autorizado

CNPJ 01.838.723/0001-27

NIRE 42.300.034.240

CVM 1629-2

Minutes of the 11th Ordinary Board of Directors' Meeting Held on November 26, 2015

1.                  Date, Time and Place: Held on November 26, 2015, at 2:00 p.m., at BRF S.A.'s office ("Company") located at Rua Hungria No. 1400, 5th floor, in the City of São Paulo, State of São Paulo.

2.                 Board: Chairman: Abilio dos Santos Diniz. Secretary: Larissa Brack.

3.                 Call of Meeting and Attendance: The call of meeting was duly made under the Company's Articles of Incorporation, attended by all the members of the Company's Board of Directors: Messrs Abilio dos Santos Diniz, José Carlos Reis de Magalhães Neto, Luiz Fernando Furlan, Manoel Cordeiro Silva Filho, Renato Proença Lopes, Vicente Falconi Campos, Walter Fontana Filho, Henri Philippe Reichstul and Paulo Guilherme Farah Correa.

4.                 Agenda: Deliberate on: 4.1. The transfer of a trademark owned by Establecimientos Levino Zaccardi y Cia S.A. (“Levino”), a company controlled by the Company; 4.2. The constitution of a subsidiary of BRF GmbH (“BRF GmbH”), wholly owned subsidiary of the Company, in the Republic of Paraguay; 4.3. The issuance of debt securities by Quickfood S.A. (“Quickfood S.A.”), a company controlled by the Company; 4.4. The practice of the following acts related to UP! Alimentos Ltda. (“UP!”), an associated company of the Company: change of Board; change of registered office address; and distribution of interim dividends; 4.5. The sale of real estate owned by the Company; 4.6. Amendment of the Company´s Financial Risk Management Policy; 4.7. Acquisition of the totality of the shares issued by Eclipse Holding Cooperatief UA; and 4.8. Acquisition of the totality of the shares issued by Universal Meats (UK) Limited.

5.                  Resolutions: The members of the Board of Directors, unanimously and without any safeguards:

5.1.            In accordance with the provisions of item 17, article 18 and item 13, article 19 of the Company´s Bylaws, approved the transfer of the cheese brand “El Vaquero”, owned by Levino, as part of the disinvestment process of Levino, approved at the Board of Directors Meeting held on the 18th of December, 2014.

5.2.           In accordance with item 10, article 18 of the Company´s Bylaws, approved the constitution of a new representation office in the Republic of Paraguay, by means of BRF GmbH, in the form of a joint-stock company, herein and henceforth authorized to appoint proxies and local attorneys, hire professionals to work at such office, to lease physical space, and acquire movable property.

BRF S.A.

Companhia Aberta de Capital Autorizado

CNPJ 01.838.723/0001-27

NIRE 42.300.034.240

CVM 1629-2

5.3.           In accordance with the provisions of items 7 and 17, article 18 of the Company´s Bylaws, approved: (i) the issuance of securities Class IX by Quickfood S.A. (Letter K), to the maximum amount of AR$ 178.000.000,00 (one hundred and seventy eight million Argentine pesos), due on the 23rd of November, 2022, remunerated at the Badlar rate plus 0.0% margin per year (“Issuance”); and (ii) the granting of guarantee by the Company in favor of Quickfood S.A., in order to guarantee the obligations undertaken by Quickfood S.A. within the scope of the Issuance.

5.4.           In accordance with the provisions of item 17, article 18 of the Company’s Bylaws, approved: (i) the change of the Board of UP!, nominating, on behalf of the Company, Mr. Fabrício Monteiro Amorim, Mr. Marcos Rogério Rodrigues Silveira Florêncio and Mr. Elcio Mitsuhiro Ito and, on behalf of Unilever Brasil Ltda., Mr. Fábio Sérvulo da Cunha Almeida, Mr. Ricardo Fonseca Marques, Mr. Juan Carlos Parada Escandela and Mr. Julio Cesar de Queiroz Campos, all of them with mandate in force until July 2017; (ii) the change of registered office address of UP!, to be transferred to address: Rua Hungria, No. 1400, 5th andar, room 5c, neighborhood Jardim Europa, in the city of Sao Paulo, State of Sao Paulo, CEP: 01.455-000; and (iii) the distribution of interim dividends by UP!, regarding the 2nd and 3rd quarters of 2015, in the total amount of R$ 23.972.070,04 (twenty-three million, nine hundred and seventy-two thousand, seventy reais and four cents), of which, R$ 11.618.623,02 (eleven million, six hundred and eighteen thousand, six hundred and twenty-three reais and two cents) shall be distributed to the Company, and the remaining to Unilever Brasil Ltda.

5.5.            In accordance with the provisions of letter “b”, item 4, article 19 of the Company´s Bylaws, approved: (i) the selling of the real estate owned by the Company, located at the address: Av. dos Eucaliptos, s/nº, in the city of Uberlândia, State of Minas Gerais, registered under the registration No. 76.162, with the 2nd Office of Real Estate Registry of Uberlândia, State of Minas Gerais; (ii) the selling of real estate owned by the Organization, located at the address: Rodovia BR 497, in the city of Uberlândia, State of Minas Gerais, registered under the registration No. 81.354, with the 2nd Office of Real Estate Registry of Uberlândia, State of Minas Gerais; and (iii) the selling of the real estate owned by the Organization, located at the address: Av. Escola Politécnica, No. 760, bairro Jaguaré, in the city of São Paulo, State of São Paulo, registered under the registration No. 171.874, with the 18th Office of Real Estate Registry of São Paulo, State of São Paulo.

BRF S.A.

Companhia Aberta de Capital Autorizado

CNPJ 01.838.723/0001-27

NIRE 42.300.034.240

CVM 1629-2

5.6.           Having analyzed the proposal to amend the Company’s Financial Risk Management Policy (“Financial Risk Policy”), approved the Financial Risk Policy, which shall be sent through the information system of the Securities and Exchange Commission and made available on the Company´s website on the Internet.

5.7.            Approved the acquisition by the Company, either directly or by means of any of its controlled entities, including, but not limited to BRF GmbH, of the totality of the shares issued by Eclipse Holding Cooperatief UA, a Dutch company that controls Campo Austral, a group of companies with fully integrated business operations in the hog segment in Argentina, including the cold cuts market, based on an enterprise value of USD85,000,000.00 (eighty five million united states dollars), as set forth in the documents presented by the Company´s Officers to the Board of Directors. The Company´s Officers are hereby authorized to carry out the abovementioned acquisition with the structure it considers most appropriate under an economic, corporate or tax perspective.

5.8.           Approved the acquisition by the Company, through its controlled entity BRF Invicta Limited, of the totality of the shares issued by Universal Meats (UK) Limited, a food distributor in the UK, focused on food service, for the amount of GBP34,000,000.00 (thirty four million pounds), as set forth in the Memorandum of Understandings, which was presented to the Board of Directors.

The Company's Officers are hereby authorized to act as required and execute any and all documents required for the implementation of the resolutions hereby approved, as the case may be.

6.                 Documents Filed at the Company: The documents related to the subjects in the agenda supporting the resolutions made by the Board of Directors' members and/or information provided during the meeting are filed at the Company's headquarters.

7.                  Approval and Execution of the Minutes: Having nothing further to discuss, the Chairman closed the meeting by recording these minutes as a summary, which were read, found to be compliant and executed by all members. São Paulo, November 26, 2015. Signatures: Board: Mr. Abilio dos Santos Diniz – Chairman; Ms. Larissa Brack Trisotto – Secretary. Directors: Messrs Abilio dos Santos Diniz, José Carlos Reis de Magalhães Neto, Luiz Fernando Furlan, Manoel Cordeiro Silva Filho, Renato Proença Lopes, Vicente Falconi Campos, Walter Fontana Filho, Henri Philippe Reichstul e Paulo Guilherme Farah Correa.

BRF S.A.

Companhia Aberta de Capital Autorizado

CNPJ 01.838.723/0001-27

NIRE 42.300.034.240

CVM 1629-2

I hereby certify that this is a true copy of the minutes recorded in Book No. 4, pages 136 to 139, of minutes of Ordinary and Special Board of Directors' Meetings of the Company.

____________________________________

Larissa Brack

Secretary